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                                                                EXHIBIT 99(e)(4)

                                 AMENDMENT NO. 3

         Amendment to the Participation Agreement by and among The Travelers Insurance Company (the "Company"), CitiStreet Funds, Inc. (formerly known as American Odyssey Funds, Inc.) (the "Series Fund"), CitiStreet Equities LLC (formerly known as Copeland Equities, Inc.) (the "Underwriter") dated February 23, 1993 and amended on May 1, 1994 and October 1, 1996.

         WHEREAS, each of the parties desires to amend Article III, Paragraph
3.1 of the Agreement and each party hereby agrees to amend said Paragraph by adding the following language:

         "In addition to any other format in which the Series Fund may choose to provide its prospectuses to the Company, the Series Fund will also provide the Company with fund prospectuses and any supplements thereto in PDF format contemporaneously with or prior to the filing of the fund prospectus or supplement with the Securities and Exchange Commission."

         WHEREAS, each of the parties desires to expand the Accounts of the Company which invest in shares of the Series Fund and each of the parties hereby agrees that the original Schedule A attached to the Agreement dated February 23, 1993, as amended on May 1, 1994 and October 1, 1996, be replaced by the revised Schedule A attached to this Amendment No. 3.

         All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 3 to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of May 1, 2002.

                                    THE TRAVELERS INSURANCE COMPANY

                                    By: _______________________________________
                                    Title: ____________________________________
                                    Date:______________________________________

                                    CITISTREET FUNDS, INC.

                                    By: _______________________________________
                                    Title: President
                                    Date: August 25, 2003

                                    CITISTREET EQUITIES LLC

                                    By: _______________________________________
                                    Title: Executive Vice President
                                    Date: August 25, 2003

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                                 AMENDMENT NO. 3

                                   SCHEDULE A

The Travelers Fund U for Variable Annuities, established May 7, 1982

The Travelers Fund UL for Variable Life Insurance, established November 4, 1983

The Travelers Separate Account QP for Variable Annuities, established December 26, 1995

The Travelers Separate Account Five for Variable Annuities, established December 3, 1998

The Travelers Separate Account Six for Variable Annuities, established December 3, 1998

The Travelers Separate Account PP for Variable Life Insurance (unregistered), established May 1, 2001

Travelers Fund UL II, established April 19, 1999

Travelers Fund UL III, established May 1, 1996